                                  SCHEDULE 14A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the registrant  /X/
    Filed by a party other than the registrant  / /
    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / / Confidential, for Use of the Commission Only, (as permitted by Rule 14a-6(e)(2))
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               WESTERN WIRELESS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               WESTERN WIRELESS CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:
     (1) Title of each class of securities to which transaction applies: N.A.
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies: N.A.
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N.A.
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction: N.A.
         -----------------------------------------------------------------------
     (5) Total fee paid: N.A.
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid: N.A.
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.: N.A.
         -----------------------------------------------------------------------
     (3) Filing party: N.A.
         -----------------------------------------------------------------------
     (4) Date filed: N.A.
         -----------------------------------------------------------------------

                                                                  [LOGO]

                              Seattle, Washington
                                 April 20, 1999

Dear Shareholders:

    You are cordially invited to attend the Western Wireless Corporation Annual Meeting of Shareholders to be held on Thursday, May 20, 1999, at 9:00 a.m. (Pacific daylight time) at The Museum of History and Industry, 2700 24(th) Avenue East, Seattle, Washington 98112. Directions to The Museum of History and Industry are included with this Notice of Annual Meeting and Proxy Statement.

    The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on Western Wireless' operations and respond to questions you may have.

    YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO VOTE YOUR SHARES IN PERSON.

                                          Very truly yours,

                                                  [SIGNATURE]

                                          John W. Stanton
                                          CHAIRMAN AND
                                          CHIEF EXECUTIVE OFFICER

                          WESTERN WIRELESS CORPORATION
                             3650 131(ST) AVENUE SE
                               BELLEVUE, WA 98006

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

To the Shareholders:

    The Annual Meeting of the Shareholders of Western Wireless Corporation, a Washington corporation, will be held at The Museum of History and Industry, 2700 24(th) Avenue East, Seattle, Washington 98112, on Thursday, May 20, 1999, at 9:00 a.m. (Pacific daylight time) for the following purposes:

    1. To elect six directors to serve until the Annual Meeting of Shareholders for 2000 and until their respective successors are elected and qualified;

    2. To approve the amendment of the 1994 Management Incentive Stock Option Plan;

    3. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for 1999; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 9, 1999 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

    The Company's Proxy Statement is submitted herewith. Financial and other information concerning the Company is contained in the enclosed Annual Report for the year ended December 31, 1998.

                                          By Order of the Board of Directors

                                                         [LOGO]

                                          Alan R. Bender
                                          SECRETARY

Bellevue, Washington
April 20, 1999

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

                          WESTERN WIRELESS CORPORATION
                             3650 131(ST) AVENUE SE
                               BELLEVUE, WA 98006

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

    This Proxy Statement is furnished by the Board of Directors of Western Wireless Corporation, a Washington corporation (the "Company" or "Western Wireless"), to the holders of Class A Common Stock, no par value per share, of the Company (the "Class A Common Stock"), and to the holders of Class B Common Stock, no par value per share, of the Company (the "Class B Common Stock," and, together with the Class A Common Stock, the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company for 1999 (the "Annual Meeting"), to be held at 9:00 a.m. (Pacific daylight time) on Thursday, May 20, 1999, at The Museum of History and Industry, 2700 24(th) Avenue East, Seattle, Washington 98112, and at any adjournment thereof. Directions to The Museum of History and Industry are provided at the end of this Proxy Statement.

    A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, delivering written notice of revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted for the election of the directors recommended by the Board of Directors, the approval of the amendment of the 1994 Management Incentive Stock Option Plan to increase the number of shares issuable under the Plan, the ratification of the selection by the Board of Directors of the Company's independent auditors, and, at the discretion of the named proxies, on other matters properly brought before the Annual Meeting.

    The presence in person or by proxy of holders of record of a majority of the total number of votes attributable to all shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company's Bylaws, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a Director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent.

    This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about April 20, 1999.

    The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers, and other employees of the Company, without additional remuneration, in person, or by telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

    At April 7, 1999 the Company had outstanding 42,979,783 shares of Class A Common Stock and 33,551,476 shares of Class B Common Stock, and there were no shares of any other class of stock outstanding. Each share of Class A Common Stock entitles the holder thereof to one vote, and each share of Class B Common Stock entitles the holder thereof to ten votes. Only shareholders of record at the close of business on April 9, 1999, will be entitled to notice of, and to vote at, the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of April 7, 1999, certain information regarding beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially 5% or more of either class of Common Stock; (ii) each Named Executive Officer (as defined under "Executive Compensation" below); (iii) each director and nominees for director of the Company; and (iv) all directors and officers as a group. Unless otherwise indicated, all persons listed have sole voting power and investment power with respect to such shares, subject to community property laws, where applicable, and the information contained in the notes to the table. The Company has been provided such information by its directors, nominees for directors, and executive officers.

                                                                                                      PERCENTAGE
                                                                                                  BENEFICIALLY OWNED
                                                         SHARES BENEFICIALLY OWNED(1)       -------------------------------
                                                    --------------------------------------                 B
NAME AND ADDRESS                                     A SHARES     B SHARES       TOTAL      A SHARES    SHARES      TOTAL
--------------------------------------------------  ----------  ------------  ------------  ---------  ---------  ---------
Hellman & Friedman(2)(5)(11)......................         500    12,298,997    12,299,497      *         36.66%     16.07%
  One Maritime Plaza, 12th Floor
  San Francisco, CA 94111

The Goldman Sachs Group, L.P......................         250     9,799,029     9,799,279      *         29.21%     12.80%
  and related investors (3)(5)(11)
  85 Broad Street, 19th Floor
  New York, NY 10004

John W. Stanton (4)(5)(6).........................     347,612     6,207,799     6,555,411      *         18.50%      8.55%
  3650 131(st) Avenue SE, Suite 400
  Bellevue, WA 98006

Theresa E. Gillespie (4)(5)(6)....................     347,612     6,207,799     6,555,411      *         18.50%      8.55%
  3650 131(st) Avenue SE, Suite 400
  Bellevue, WA 98006

Hutchison Telecommunications Holdings (USA)
  Limited.........................................   3,888,888             0     3,888,888       9.05%        0%      5.08%
  22(nd) Floor, Hutchison House
  10 Harcourt Road
  Hong Kong

Providence Media Partners L.P.(5)(11).............         250     3,338,768     3,339,018      *          9.95%      4.36%
  c/o Providence Ventures, Inc.
  900 Fleet Center
  50 Kennedy Plaza
  Providence, RI 02903

                                                                                                      PERCENTAGE
                                                                                                  BENEFICIALLY OWNED
                                                         SHARES BENEFICIALLY OWNED(1)       -------------------------------
                                                    --------------------------------------                 B
NAME AND ADDRESS                                     A SHARES     B SHARES       TOTAL      A SHARES    SHARES      TOTAL
--------------------------------------------------  ----------  ------------  ------------  ---------  ---------  ---------
Franklin Resources, Inc...........................   2,207,910             0     2,207,910       5.13%        0%      2.89%
  777 Mariners Island Blvd.
  P.O. Box 7777
  San Mateo, CA 94403-7777

Donald Guthrie(6).................................     258,275        90,117       348,392      *          *          *

Robert R. Stapleton(6)............................     568,575        10,187       578,762       1.31%     *          *

Mikal J. Thomsen(6)(7)............................     278,500       295,442       573,942      *          *          *

Alan R. Bender(6).................................     229,725        23,517       253,242      *          *          *

Cregg B. Baumbaugh(6).............................     226,625        18,290       244,915      *          *          *

John L. Bunce, Jr.(8)(11).........................         500    12,298,997    12,299,497      *         36.66%     16.07%

Mitchell R. Cohen(8)(11)..........................         500    12,298,997    12,299,497      *         36.66%     16.07%

Daniel J. Evans(6)................................       2,750             0         2,750      *             0%      *

Jonathan M. Nelson(9)(11).........................      28,903     3,338,768     3,367,671      *          9.95%      4.40%

Terence M. O'Toole(10)(11)........................         250     9,799,029     9,799,279      *         29.21%     12.80%

All directors and executive officers as a group
  (13 persons)(6)(11).............................   1,962,625    31,909,662    33,872,287       4.41%    95.12%     43.41%

------------------------

*   Less than 1% of the outstanding shares of Common Stock.

(1) Computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.

(2) Consists of shares held by Hellman & Friedman Capital Partners II, L.P. ("HFCP"), H&F Orchard Partners, L.P. ("HFOP") and H&F International Partners, L.P. ("HFIP"), which are in turn beneficially owned by their respective general partners and Warren Hellman, individually and as a trustee of The Hellman Family Revocable Trust dated December 17, 1984 (the "Hellman Trust," and, with HFCP, HFOP and HFIP, the "Hellman Entities"). HFCP owns of record 11,108,169 shares of Class B Common Stock, HFOP owns of record 993,648 shares of Class B Common Stock and HFIP owns of record 197,180 shares of Class B Common Stock. HFCP, HFOP and HFIP are California limited partnerships, the sole general partners of which are entities indirectly controlled by the Hellman Trust. The principal business of each of such partnerships is to make strategic investments in a variety of special situations, including restructurings, recapitalizations and buyouts. Mr. Hellman is a trustee of the Hellman Trust. Mr. Hellman is a citizen of the United States. Mr. Hellman, individually and as a trustee of the trust, shares voting and investment power with respect to the shares of Common Stock held by the Hellman Entities.

(3) Consists of (i) 8,986,738 shares of Class B Common Stock held of record by GS Capital Partners, L.P. ("GS Capital"), (ii) 470,401 shares of Class B Common Stock held of record by Stone Street Fund 1992, L.P. ("Stone Street"), (iii) 273,069 shares of Class B Common Stock held of record by Bridge Street Fund 1992, L.P. ("Bridge Street") and (iv) 68,821 shares of Class B Common Stock held of record by The Goldman Sachs Group, L.P. ("GS Group," and, with GS Capital, Stone Street, Bridge Street and Goldman, Sachs & Co., the "Goldman Sachs Entities"). Each of GS Capital, Stone Street and Bridge Street is an investment limited partnership, the general partner, the managing general partner or the managing partner of which is an affiliate of GS Group. GS Group disclaims beneficial ownership of shares held by such investment partnerships to the extent partnership interests in such partnerships are held by persons other than GS Group and its affiliates. Each of such investment partnerships shares voting and investment power with certain of its respective affiliates. The amounts in the table do not include (i) shares of Class A Common Stock (or less than 1% of the total number of outstanding shares of Class A Common Stock) owned by Goldman, Sachs & Co. which were acquired in the ordinary course of market-making transactions or (ii) shares of Class A Common Stock (or less than 1% of the total number of outstanding shares of Class A Common stock) held in managed accounts (the "Managed Accounts") for which Goldman, Sachs & Co. exercises voting or investment authority, or both. GS Group disclaims beneficial ownership of the shares held in the Managed Accounts.

(4) Includes (i) 1,686,069 shares of Class B Common Stock held of record by PN Cellular, Inc. ("PN Cellular"), which is substantially owned and controlled by Mr. Stanton and Ms. Gillespie, (ii) 1,274,520 shares of Class B Common Stock held of record by Stanton Communications Corporation ("SCC"), which is substantially owned and controlled by Mr. Stanton and Ms. Gillespie, (iii) 65,000 shares of Class A Common Stock and 3,087,774 shares of Class B Common Stock held by Mr. Stanton and Ms. Gillespie, as tenants in common, (iv) 5,000 shares of Class A Common stock and 159,437 shares of Class B Common Stock held of record by The Stanton Family Trust; and (v) 90,000 shares and 15,000 shares of Class A Common Stock held by record by each of Mr. Stanton and Ms. Gillespie, respectively, pursuant to the Company's 1997 Executive Restricted Stock Plan. Mr. Stanton and Ms. Gillespie are married and share voting and investment power with respect to the shares jointly owned by them, as well as the shares held of record of PN Cellular, SCC and The Stanton Family Trust. Mr. Stanton, Ms. Gillespie, PN Cellular, SCC and The Stanton Family Trust are referred to collectively as the "Stanton Entities."

(5) Parties or affiliates of parties to the Shareholders Agreement, which provides that the parties thereto will vote their shares of Common Stock in favor of the election as directors of the Company the Chief Executive Officer of the Company, one person designated by the Stanton Entities and Providence Media Partners L.P. ("Providence"), one person designated by the Goldman Sachs Entities, two persons designated by the Hellman Entities and one person selected by a majority of such designated persons, subject to the ownership requirements set forth therein. See "Certain Relationships and Related Transactions."

(6) Includes aggregate exercisable options, within 60 days of April 7, 1999, to purchase Class A Common Stock; does not include unexercisable options. May include stock jointly or separately owned with or by spouse.

(7) Mr. Thomsen jointly holds voting and investment power with respect to all of such shares with Lynn C. Thomsen, his wife, except for shares issued or issuable upon the exercise of stock options. Includes 172,484 shares of Class B Common Stock beneficially owned by Mr. Thomsen through his ownership of approximately 10.2% of PN Cellular. Mr. Thomsen does not have voting control over such shares.

(8) Mr. Bunce and Mr. Cohen may each be deemed to be the owner of the 12,299,497 shares of Class B Common Stock owned by the Hellman Entities as they are officers of the corporate general partners of the Hellman Entities. Each of Mr. Bunce and Mr. Cohen disclaim beneficial ownership of shares held by the Hellman Entities to the extent interests in such entities are held by persons other than such individual.

(9) Mr. Nelson may be deemed to be the owner of the 3,338,768 shares of Class B Common Stock owned by Providence, as he is a managing general partner of Providence Ventures, L.P., the general partner of the general partner of Providence. Mr. Nelson disclaims beneficial ownership of shares held by Providence to the extent interests in Providence are held by persons other than Mr. Nelson.

(10) Mr. O'Toole, who is a Managing Director of Goldman, Sachs, & Co., disclaims beneficial ownership of shares which may be deemed to be beneficially owned by the Goldman Sachs Entities.

(11) Includes aggregate exercisable options, within 60 days of April 7, 1999, to purchase Class A Common Stock; does not include unexercisable options. Options granted to Messrs. Bunce and Cohen are held for the benefit of HFCP; options granted to Mr. Nelson are held for the benefit of Providence; and options granted to Mr. O'Toole are held for the benefit of GS Group.

1.  ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

    As of April 20, 1999, the Company's Board of Directors consisted of six members. At each annual meeting, directors are to be elected to serve for a term of one year and until their respective successors have been elected and qualified. The terms of office of the Company's current directors are scheduled to expire at the Annual Meeting.

    At the Annual Meeting, shareholders will elect six directors to serve until the Annual Meeting and until his successor is elected and qualified. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of Mr. John W. Stanton, Mr. John L. Bunce, Jr., Mr. Mitchell R. Cohen, Mr. Daniel J. Evans, Mr. Jonathan M. Nelson, and Mr. Terence M. O'Toole to serve as directors of the Company. In the event that Mr. Stanton, Mr. Bunce, Mr. Cohen, Mr. Evans, Mr. Nelson, or Mr. O'Toole should become unavailable for election to the Board of Directors for any reason, the persons named in the proxy have discretionary authority to vote the proxies for the election of other nominees to be designated to fill each such vacancy by the Board of Directors of the Company.

INFORMATION ABOUT THE NOMINEES

    JOHN W. STANTON, 43, has been a director, Chairman of the Board and Chief Executive Officer of the Company and its predecessors since 1992. Mr. Stanton has also been a director of VoiceStream Wireless Corporation ("VoiceStream") since February 1998, and has been its Chief Executive Officer and Chairman since it was formed in 1994. Mr. Stanton served as a director of McCaw Cellular Communications, Inc. ("McCaw") from 1986 to 1994, and as a director of LIN Broadcasting Corporation ("LIN Broadcasting") from 1990 to 1994, during which time it was a publicly traded company. From 1983 to 1991, Mr. Stanton served in various capacities with McCaw, serving as Vice-Chairman of the Board of McCaw from 1988 to September 1991 and as Chief Operating Officer of McCaw from 1985 to 1988. Mr. Stanton is also a member of the Board of Directors of Advanced Digital Information Corporation, Columbia Sportswear, Inc. and SmarTone (Hong Kong). In addition, Mr. Stanton is a trustee of Whitman College, a private college. Mr. Stanton is currently Chairman of the Cellular Telecommunications Industry Association.

    JOHN L. BUNCE, JR., 40, has been a director of the Company and one of its predecessors since 1992, and of VoiceStream since February 1998. Mr. Bunce is a Managing Director of Hellman & Friedman L.L.C. ("Hellman & Friedman"), a private investment firm, having joined the firm in 1988. Mr. Bunce currently is a director of MobileMedia Corporation, Bronner Slosberg Humphrey, Inc., Falcon Communications L.P., and National Information Consortium.

    MITCHELL R. COHEN, 35, has been a director of the Company and one of its predecessors since 1992, and of VoiceStream since February 1998. Mr. Cohen is a Managing Director of Hellman & Friedman, having joined the firm in July 1989. From 1986 to 1989, Mr. Cohen was employed by Shearson Lehman Hutton, Inc. Mr. Cohen currently is a director of MobileMedia Corporation and Advanstar, Inc.

    DANIEL J. EVANS, 73, has been a director of the Company since 1997 and of VoiceStream since February 1998. Mr. Evans is the Chairman of Daniel J. Evans Associates, a consulting firm. From 1965 through 1977, Mr. Evans was Governor of the State of Washington. In 1983 he was appointed and then elected to the United States Senate to fill the seat of the late Senator Henry M. Jackson. He serves as a director of Flow International Corporation, Puget Sound Energy, Tera Computer Company, and serves on the Board of Regents of the University of Washington.

    JONATHAN M. NELSON, 42, has been a director of the Company since it was formed in 1994 and of VoiceStream since February 1998. Mr. Nelson has been President and Chief Executive Officer of Providence Equity Partners Inc. (investment advisor) since its inception in 1995 and is a Member of Providence Equity Partners L.L.C. which is the general partner of Providence Equity Partners L.P. and Providence Equity Partners II L.P. He is also Co-Chairman of Providence Ventures Inc. (investment advisor) and a managing general partner of Providence Ventures, L.P. which is the general partner of the general partner of Providence (a venture capital fund). Since 1986, Mr. Nelson has been a Managing Director of Narragansett Capital, Inc., a private management company for three separate equity investment funds. Mr. Nelson is currently a director of MetroNet Communications Corporation.

    TERENCE M. O'TOOLE, 40, has been a director of the Company since it was formed in 1994 and of VoiceStream since February 1998. Mr. O'Toole joined Goldman, Sachs & Co. in 1983 and became a Vice President in April 1988, a general partner in November 1992, and a Managing Director in 1996. He is currently a director of AMF Bowling, Inc. and Amscan Holdings, Inc., as well as several privately held companies.

COMMITTEES

    The Company's Board of Directors has standing Executive, Compensation, Nominating and Audit Committees. The members of each Committee and the functions performed thereby are described below:

    EXECUTIVE COMMITTEE. During 1998, the Executive Committee was comprised of Messrs. Stanton, Bunce and O'Toole. The Executive Committee, during the intervals between meetings of the Board of Directors, may exercise the powers of the Board of Directors except with respect to a limited number of matters, which include amending the Articles of Incorporation or the Bylaws of the Company, adopting an agreement of merger or consolidation for the Company and recommending to the shareholders of the Company a merger of the Company, the sale of all or substantially all of the assets of the Company or the dissolution of the Company.

    COMPENSATION COMMITTEE. During 1998, the Compensation Committee was comprised of Messrs. Cohen, Evans and Nelson. The Compensation Committee reviews current remuneration of the directors and of the executive officers of the Company and makes recommendations to the Board of Directors regarding appropriate periodic adjustment of such amounts. The Compensation Committee also makes all determinations concerning the Company's grants of stock options and restricted stock offers and awards to officers and employees of the Company who are eligible for such options under each of the Company's 1994 Management Incentive Stock Option Plan and its 1997 Executive Restricted Stock Plan.

    NOMINATING COMMITTEE. During 1998, the Nominating Committee was comprised of Messrs. O'Toole and Bunce. The Nominating Committee reviews nominations and makes recommendations to the Board of Directors on Board of Director appointments.

    AUDIT COMMITTEE. During 1998, the Audit Committee was comprised of Messrs. Cohen and Nelson. The Audit Committee reviews the planned scope of the services of the Company's independent auditors; reviews financial statements and the auditors' opinion letter; recommends the independent auditors for the following fiscal year; reviews the recommendations of the independent auditors relating to accounting, internal controls, and other matters; and reviews internal controls and accounting procedures with the Company's financial staff.

    PRICING COMMITTEE. During 1998, the Pricing Committee was comprised of Messrs. Stanton, Cohen and O'Toole. The Pricing Committee established the price of the shares offered in the secondary offering in April 1998.

    During 1998, the Executive Committee did not meet, the Compensation Committee met three times, the Nominating Committee met one time, the Audit Committee met one time, the Pricing Committee met one time, and the entire Board of Directors met four times. Each director attended at least 75 percent of all Board meetings and meetings of Committees on which they served during the periods they served.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table summarizes the compensation for services rendered during 1998, 1997 and 1996 for the Company's Chief Executive Officer and its next four most highly compensated executive officers (collectively referred to herein as the "Named Executive Officers").

                                                                                      LONG-TERM COMPENSATION AWARDS
                                                                              ----------------------------------------------
                                          ANNUAL COMPENSATION                   RESTRICTED
                                       -------------------------                   STOCK                      ALL OTHER
NAME AND PRINCIPAL POSITION             FISCAL YEAR   SALARY($)    BONUS($)      AWARDS(1)      OPTIONS   COMPENSATION($)(2)
-------------------------------------  -------------  ----------  ----------  ---------------  ---------  ------------------
John W. Stanton......................         1998    $  193,542  $  400,000    $   521,250        1,000      $  367,974
  Chairman and Chief Executive                1997       187,083     300,000        416,250            0         292,000
  Officer                                     1996       180,000     270,000              0            0           4,500

Robert R. Stapleton..................         1998       165,667     200,000        260,625       75,000         186,487
  President                                   1997       157,083     125,000        208,125            0         147,125
                                              1996       150,000     120,000              0       75,000           4,500

Donald Guthrie.......................         1998       165,667     150,000        260,625       60,000         186,487
  Vice Chairman and Chief Financial           1997       157,083     115,000        208,125            0         147,125
  Officer                                     1996       150,000      80,000              0      145,250             563

Mikal J. Thomsen.....................         1998       155,667     160,000        260,625       60,000         186,487
  Chief Operating Officer                     1997       147,081     110,000        208,125            0         147,125
                                              1996       140,000      90,000              0       60,000           4,500

Alan R. Bender,......................         1998       145,321     110,000        173,750       40,000         125,992
  Sr. Vice President, General                 1997       137,091     100,000        138,750            0          98,800
  Counsel, and Secretary                      1996       130,000      96,000              0       40,000           4,500

Cregg B. Baumbaugh...................         1998       145,321     110,000        173,750       40,000         125,992
  Sr. Vice President/ Corporate               1997       137,091     100,000        138,750            0          98,800
  Development                                 1996       130,000      96,000              0       40,000           4,500

------------------------

(1) The Company granted 30,000 shares to Mr. Stanton, 15,000 shares to each of Messrs. Stapleton, Thomsen and Guthrie, and 10,000 shares to each of Messrs. Baumbaugh and Bender of Class A Common Stock on January 1, 1998, pursuant to the Executive Restricted Stock Plan. The Company recorded deferred compensation based upon the market value of the Class A Common stock at January 1, 1998, and the price at which the Executive Restricted Stock Plan shares were granted. The shares are restricted until predetermined performance goals are met, including achieving a predetermined level of subscribers, and achieving a predetermined level of cash flow.

(2) The Company made payments to cover the taxes related to the grant of restricted shares and paid matching contributions to the Company's 401(k) Profit Sharing Plan and Trust.

GRANTS OF STOCK OPTIONS

    The following table summarizes the Options granted during 1998 to each of the Named Executive Officers:

                                                                                                   POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED ANNUAL
                                                       % OF TOTAL                                  RATES OF STOCK PRICE
                                                         OPTIONS                                 APPRECIATION FOR OPTION
                                                       GRANTED TO    EXERCISE OR                         TERM (2)
                                         OPTIONS      EMPLOYEES IN   BASE PRICE    EXPIRATION    ------------------------
NAME                                 GRANTED (#)(1)    FISCAL YEAR   ($/SHARES)       DATE         5%($)        10%($)
-----------------------------------  ---------------  -------------  -----------  -------------  ----------  ------------
John W. Stanton....................         1,000           0.10%     $ 17.3750    Jan. 1, 2008  $   10,927  $     27,691
Robert R. Stapleton................        75,000           7.56%     $ 17.3750    Jan. 1, 2008     819,528     2,076,846
Donald Guthrie.....................        60,000           6.05%     $ 17.3750    Jan. 1, 2008     655,623     1,661,477
Mikal J. Thomsen...................        60,000           6.05%     $ 17.3750    Jan. 1, 2008     655,623     1,661,477
Alan R. Bender.....................        40,000           4.03%     $ 17.3750    Jan. 1, 2008     437,082     1,107,651
Cregg B. Baumbaugh.................        40,000           4.03%     $ 17.3750    Jan. 1, 2008     437,082     1,107,651

------------------------

(1) These options have terms of ten years from the date of grant, January 1, 1998, and become exercisable as to 25% of the shares on the first anniversary and an additional 25% every year thereafter until such options are fully exercisable, provided that such officer remains continuously employed by the Company.

(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

EXERCISES OF STOCK OPTIONS

    The following table provides information on option exercises in 1998 by the Named Executive Officers and the value of such officers' unexercised options on December 31, 1998.

                                                                   NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                                         OPTIONS AT                   IN-THE-MONEY
                                         SHARES                     FISCAL YEAR-END (#)      OPTIONS AT FISCAL YEAR-END ($)
                                       ACQUIRED ON     VALUE     --------------------------  ------------------------------
NAME                                  EXERCISE (#)   REALIZED($) EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------------------  -------------  ----------  -----------  -------------  --------------  --------------
John W. Stanton.....................            0             0           0          1,000                0  $     4,625.00
Robert R. Stapleton.................       79,800     1,409,997     504,825        147,375     7,360,340.25    1,030,698.75
Donald Guthrie......................            0             0     185,775        113,250     2,790,637.50      774,757.50
Mikal J. Thomsen....................            0             0     231,500        121,000     2,581,000.00      857,760.00
Alan R. Bender......................        1,900        30,343     234,325         79,375     3,227,117.75      558,006.25
Cregg B. Baumbaugh..................       34,500       533,590     186,625         79,375     2,387,463.75      558,006.25

COMPENSATION OF DIRECTORS

    Each director of the Company received 1,000 stock options for serving on the Board of Directors. These options have terms of ten years from the date of grant, January 1, 1998, and become exercisable as to 25% of the shares on the first anniversary and an additional 25% every year thereafter until such options are fully exercisable, provided that such director remains continuously on the Board. Options granted to Messrs. Bunce and Cohen are held for the benefit of HFCP; options granted to Mr. Nelson are held for the benefit of Providence; and options granted to Mr. O'Toole are held for the benefit of GS Group. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to serving on, the Board and any committees thereof. Mr. Evans is further compensated $6,000 per quarter and $1,500 for each Board meeting he attends.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with each of Messrs. Stanton, Guthrie, Stapleton, Thomsen, Bender and Baumbaugh, pursuant to which such persons employment by the Company may be terminated by the Company at any time, with or without cause (as such term is defined in the agreements). The agreements provide for initial annual base compensation of $180,000, $150,000, $150,000, $140,000, $130,000 and $130,000, respectively (which such annual base compensation has been subsequently adjusted by the Board of Directors to $195,000, $168,000, $168,000, $158,000, $147,500 and $147,500, respectively), and provide each executive officer an opportunity to earn an annual bonus, as determined by the Board of Directors of the Company, targeted at 100%, 70%, 70%, 60%, 60% and 60%, respectively, of such person's base compensation. Each such agreement provides, that, in the event of an involuntary termination (as defined therein) for other than cause (1) such executive officer will be entitled to receive a severance payment in an amount equal to any accrued but unpaid existing annual targeted incentive bonus through the date of termination, 12 months of such executive's then base compensation, and an amount equal to 12 months of such executive's existing annual targeted incentive bonus, (2) the Company will, at its expense, make all specified insurance payment benefits on behalf of such executive officer and his or her dependents for 12 months following such involuntary termination and (3) with respect to any stock options previously granted to each executive officer which remain unvested at the time of involuntary termination, there shall be immediate vesting of that portion of each such grant of any unvested stock options equal to the product of the total number of such unvested options under such grant multiplied by a fraction, the numerator of which is the sum of the number of days from the date on which the last vesting of options under such grant occurred to and including the date of termination plus 365, and the denominator of which is the number of days remaining from the date on which the last vesting of options under such grant occurred to and including the date on which the final vesting under such grant would have occurred absent the termination. Mr. Stapleton's agreement provides for an immediate vesting of all options upon his involuntary termination for other than cause. Among other things, an executive officer's death or permanent disability will be deemed an involuntary termination for other than cause. In addition, each agreement provides for full vesting of all stock options granted upon a change of control (as such term is defined in the stock option agreements with the executive officer) of the Company.

    Pursuant to each such employment agreement, the Company has entered into an indemnification agreement with such executive officer pursuant to which the Company will agree to indemnify the executive officer against certain liabilities arising by reason of the executive officer's affiliation with the Company. Pursuant to the terms of each employment agreement, each executive officer agrees that during such executive officer's employment with the Company and for one year following the termination of such executive officer's employment with the Company for any reason, such executive officer will not engage in a business which is substantially the same as or similar to the business of the Company and which competes within the applicable commercial mobile radio services markets serviced by the Company. Mr. Stanton's agreement provides that such prohibition shall not preclude Mr. Stanton's investment in other companies engaged in the wireless communications business or his ability to serve as a director of other companies engaged in the wireless communications business, in each case subject to his fiduciary duties as a director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board was formed in July 1994. None of the members was at any time during 1998, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(*)

    The Compensation Committee is responsible for setting policy and the oversight of executive compensation. The Compensation Committee believes that the actions of each executive officer has the potential to affect the short-term and long-term performance of the Company. Consequently, the Compensation Committee places considerable importance on its task of designing and overseeing the executive compensation program. The Compensation Committee annually reviews the compensation programs of peer and competing companies to assess the competitiveness of its compensation.

    PHILOSOPHY AND OBJECTIVES FOR EXECUTIVE COMPENSATION. The purpose of the Company's executive compensation program is to: (i) increase shareholder value,
(ii) improve the overall performance of the Company and (iii) attract, motivate, reward and retain key executives.

    The Compensation Committee believes that the Company's executive compensation should reflect each executive officer's qualifications, experience, role and performance achievements and the Company's performance achievements. In determining compensation levels, the Compensation Committee focuses on the competitive environment of the wireless and telecommunications industry group, considering compensation practices, organization and performance of other companies. The Compensation Committee also considers general industry trends in the geographic markets that are relevant to its operations. Total cash compensation (base salary plus annual cash incentives) and total direct compensation (base salary plus annual cash incentives plus the expected value of long-term incentives) should directly reflect the level of performance achieved by the Company and its executives. Within this overall philosophy, the Compensation Committee's specific objectives are to: (i) offer compensation which is competitive with other well-managed wireless and telecommunications companies and reward superior performance with enhanced levels of compensation; and (ii) provide variable compensation awards that are based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels that help create value for shareholders.

    COMPONENTS OF EXECUTIVE COMPENSATION. The three primary components of executive compensation are: (i) base salary, (ii) cash bonuses and (iii) long-term incentive awards.

    BASE SALARY. Executive officers' base salaries are set at levels which reflect their specific job responsibilities, experience, qualifications, and job performance in the context of the competitive marketplace. Marketplace levels of compensation are determined using compensation surveys which reflect the relevant segments of the market and include some of the companies which are included in the Company's peer group as reflected in the Performance Graph, and other companies which, while not in the peer group, are deemed appropriate comparisons for compensation purposes. Base salaries are reviewed each year, with consideration for adjustments being based on a combination of each executive officer's ongoing role, his or her job performance and marketplace competitiveness.

    CASH BONUSES. Awards under the bonus plan are based on the achievement of quality, growth and operating cash flow targets and specific objective performance goals. These goals are set for a one-year period. Performance goals are set to represent a range of performance, with the level of associated incentive award varying with different levels of performance achievement. The Chief Executive Officer recommends bonuses to the Compensation Committee for executive officers other than himself. Awards earned under the plan are contingent upon employment with the Company through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in control. Bonus payments are presented in the Summary of Compensation Table under the heading "Bonus."

------------------------
* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the Acts(2)), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise by deemed filed under the Acts.

    LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided in the stock options granted under the Management Incentive Stock Option Plan and restricted stock granted under the Executive Restricted Stock Plan. The restricted stock grants listed in the Summary of Compensation Table above reflect grants made to the Named Executive Officers made in the calendar year 1998. Those grants were based on the recommendations of the Chief Executive Officer (other than with respect to himself).

    CHIEF EXECUTIVE OFFICER COMPENSATION. The executive compensation policy described above is applied in setting the Chief Executive Officer's compensation. Mr. Stanton participated in the same base salary and cash bonus compensation plans available to the Company's other executive officers. In 1998, Mr. Stanton earned a base salary of $193,542. Mr. Stanton's bonus was determined on the basis of the Company's operating results versus established goals and other objectives. During 1998, under Mr. Stanton's leadership, the Company successfully achieved the following key goals and objectives. The Company grew its cellular business at a rate above industry averages and achieved Board of Directors' target levels for operating cash flow. The Company expanded operations in its VoiceStream personal communications systems ("PCS") systems, and grew its PCS subscriber base at a level above industry averages and in excess of Board of Directors' target levels. The Company completed a strategic alliance with a subsidiary of Hutchison Whampoa and completed a $1 billion debt financing for its VoiceStream PCS subsidiary. In addition, the Company won international licenses through its international subsidiary. Mr. Stanton organized a proposal, that has now been approved, to separate the Company into two public companies. Finally, Mr. Stanton reorganized the management team to better align its operations with the strategic opportunities of its cellular and PCS businesses and retained all of the Company's key executives. The Compensation Committee determined that an annual bonus of $400,000 has been earned. Mr. Stanton is a large shareholder of the Company and has, to date, declined to participate in the Company's Management Incentive Stock Option Plan except for a option grant of 1,000 shares granted to all Board members. In 1998 the Company continued the Executive Restricted Stock Plan with specific performance based milestones as the basis for earning grants of the Company's shares. Mr. Stanton received a grant of 30,000 shares of restricted stock in 1998. Under the program one third of the shares vest based on each of three milestones associated with certain targets related to growth and financial performance. The Company also pays taxes for all participants in that plan related to the grant at the time of the award, which payment is reflected in the Summary of Compensation Table above.

    POLICY ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.

    SUMMARY. The Compensation Committee believes that the mix of conservative market-based salaries, significant variable cash incentives for both long-term and short-term performance and the potential for equity ownership in the Company represents a balance that will motivate the executive management team to continue to produce strong results. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on enhancement of shareholder value.

                                          Respectfully submitted,
                                          COMPENSATION COMMITTEE
                                          Mitchell R. Cohen
                                          Daniel J. Evans
                                          Jonathan M. Nelson

PERFORMANCE GRAPH

    The following graph depicts the Company's Class A Common Stock price performance from May 22, 1996 (the date on which quotations for the Class A Common Stock first appeared on the NASDAQ National Market) through December 31, 1998, relative to the performance of the NASDAQ and the NASDAQ TELECOM. All indices shown in the graph have been reset to a base of 100 as of May 22, 1996, and assume an investment of $100 on that date and the reinvestment of dividends, if any, paid since that date. The Company has not paid cash dividends on its Common Stock. The chart set forth below was prepared by the Company.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               NASDAQ       NASDAQ TELECOM       WWCA
22-May-96       $100.00               $100.00    $100.00
May-96           $99.68               $100.13    $104.26
Jun-96           $95.00                $97.41     $90.96
Jul-96           $86.63                $86.44     $66.49
Aug-96           $91.51                $90.40     $74.47
Sep-96           $98.36                $93.68     $72.34
Oct-96           $97.93                $90.21     $70.21
Nov-96          $103.63                $91.19     $59.37
Dec-96          $103.50                $93.51     $59.04
Jan-97          $110.62                $94.87     $63.83
Feb-97          $104.94                $93.93     $60.11
Mar-97           $97.94                $87.41     $53.19
Apr-97          $101.07                $90.29     $43.62
May-97          $112.26               $100.41     $56.91
Jun-97          $115.61               $107.71     $67.55
Jul-97          $127.77               $114.73     $64.10
Aug-97          $127.75               $110.57     $64.10
Sep-97          $135.14               $125.37     $79.79
Oct-97          $127.76               $127.59     $76.06
Nov-97          $128.31               $128.06     $79.26
Dec-97          $125.89               $132.78     $73.94
Jan-98          $129.82               $141.04     $85.37
Feb-98          $141.94               $154.38     $80.32
Mar-98          $147.16               $168.16     $97.87
Apr-98          $149.79               $165.83     $82.98
May-98          $142.61               $163.93     $78.72
Jun-98          $151.90               $178.83     $84.84
Jul-98          $150.11               $185.63     $88.57
Aug-98          $120.19               $141.42     $66.49
Sep-98          $135.79               $157.44     $76.06
Oct-98          $142.01               $172.52     $86.17
Nov-98          $156.29               $183.89     $77.13
Dec-98          $175.78               $216.94     $93.62

                                                                       5/22/96     12/31/98
                                                                     -----------  -----------
Western Wireless Corporation.......................................  $     23.50  $     22.00
NADAQ TELECOM......................................................      230.900      500.910
NASDAQ.............................................................      1247.38      2192.69

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Hellman Entities, the Stanton Entities, the Goldman Sachs Entities and Providence are parties to a Shareholders Agreement, which, with respect to election of directors of the Company, provides that each of the Hellman Entities, the Stanton Entities, the Goldman Sachs Entities and Providence shall vote their shares of Common Stock to elect a Board of Directors which will include (but not necessarily be limited to) the following six members: (i) the Chief Executive Officer of the Company, (ii) so long as the Hellman Entities beneficially own at least (A) 15% of the total voting power (as defined in the Shareholders Agreement) of the Company, two persons designated by the Hellman Entities or (B) 7 1/2% of the total voting power of the Company, one person designated by the Hellman Entities, (iii) so long as the Goldman Sachs Entities beneficially own at least 7 1/2% of the total voting power of the Company, one person designated by the Goldman Sachs Entities, (iv) so long as the Stanton Entities and Providence collectively beneficially own at least 7 1/2% of the total voting power of the Company, one person designated by majority vote of the Stanton Entities and Providence (such designee being in addition to Mr. Stanton if he is then serving on the Board of Directors by reason of being the Chief Executive Officer of the Company); the Stanton Entities agreed that so long as Mr. Stanton is serving as Chief Executive and Providence owns at least 75% of the shares of Common Stock it beneficially owns at the date of execution of the Shareholders Agreement, the Stanton Entities shall vote their shares of Common Stock for one member of the Board of Directors designated by Providence; and (v) one member of the Board of Directors of the Company selected by a majority of the persons selected as described above. The Shareholders Agreement further provides that so long as the Hellman Entities hold shares of Common Stock having voting power (as defined in the Shareholders Agreement) in excess of 49.9% of the total voting power, then for so long as the Hellman Entities hold shares of Common Stock having voting power in excess of the aforesaid percentage, it shall abstain from voting that number of shares of Common Stock, which gives it more votes than the aforesaid percentage. Such agreement has a term of 10 years. The Goldman Sachs Entities are also limited in their voting power to provisions of the Company's Articles of Incorporation.

    An affiliate of the Goldman Sachs Entities is a member of the syndicate of lenders pursuant to a credit facility providing VoiceStream, an 80.1% subsidiary of the Company (the "Subsidiary"), $1 billion of credit (the "Credit Facility"), and has committed to lend to the Subsidiary up to the aggregate principal amount of $8.5 million.

    An affiliate of the Goldman Sachs Entities served as a consultant in the investment of $248 million by an affiliate of Hutchison Telecommunications Limited through the private placement of 2,484 shares of common stock of VoiceStream in February 1998, and the Company paid customary fees for services therefor.

    An affiliate of the Goldman Sachs Entities has agreed to reimburse the Company for certain expenses incurred by the Company in connection with the preparation and maintenance of a current prospectus as part of the Goldman Sachs Entities' market making activities, including certain legal, printing and accounting fees.

    The Company believes that the foregoing transactions were on terms as fair to the Company as those which would have been available in arm's-length negotiations. The Credit Facility, another $950 million credit facility provided to the Company, indentures pursuant to which the Company has issued subordinated debt, and the Washington Business Corporation Act contain provisions which limit the terms on which the Company may enter into transactions with its affiliates.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership ("Forms 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Forms 4"). Officers, directors, and greater than 10% shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with for the year ended December 31, 1998.

2. APPROVAL OF AMENDMENT TO 1994 MANAGEMENT INCENTIVE STOCK OPTION PLAN

    Subject to shareholder approval, the Board of Directors has approved an amendment to paragraph 3 of the 1994 Management Incentive Stock Option Plan (the "Plan") to increase the maximum aggregate number of shares issuable under the Plan to 7,600,000 shares of Common Stock of the Company, subject to (i) adjustment pursuant to Section 8 thereof, or (ii) amendment thereof approved by the shareholders of the Company (the "Amendment"). The Board of Directors will request that the shareholders approve the Amendment to the Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PLAN.

3.  RATIFICATION OF SELECTION OF AUDITORS

    The Board of Directors will request that the shareholders ratify its selection of Arthur Andersen LLP, independent auditors, to examine the consolidated financial statements of Western Wireless for the year ending December 31, 1999. Arthur Andersen LLP examined the consolidated financial statements of the Company for the year ended December 31, 1998. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions by shareholders. The affirmative vote of a majority of the total number of votes attributable to all shares represented at the meeting is required for the ratification of the Board's selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

    Shareholder proposals to be presented at the Company's next Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company at its executive offices no later than December 24, 1999.

                                 OTHER BUSINESS

    It is not intended by the Board of Directors to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

                                          WESTERN WIRELESS
                                          By Order of the Board of Directors

                                                       [SIGNATURE]

                                          Alan R. Bender
                                          SECRETARY

Bellevue, Washington
April 20, 1999

                                REPORT AVAILABLE

    A copy of the Company's annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon request to:

                               Investor Relations
                          Western Wireless Corporation
                             3650 131(st) Avenue SE
                           Bellevue, Washington 98006
                                 (425) 586-8700

[LOGO]                               DIRECTIONS TO
                           THE MUSEUM OF HISTORY AND INDUSTRY
                                 2700 24TH AVENUE EAST
                               SEATTLE, WASHINGTON 98112
                                     (206) 324-1126

          FROM SEA-TAC AIRPORT, DOWNTOWN SEATTLE HOTELS AND CONVENTION CENTER
                                TAKE INTERSTATE 5 NORTH

         Take the Bellevue-Kirkland/state Route 520 exit (168-B)
         Stay in the far right lane.
         Take the Montlake Boulevard exit.
         After the stop light, go straight 1 block to 24th Avenue East. Turn left onto 24th Avenue East and into the Museum Parking lot.

              FROM BELLEVUE AND THE EASTSIDE, HOTELS AND CONVENTION CENTER
                            TAKE WEST-BOUND STATE ROUTE 520

         Take the Lake Washington Boulevard exit.
         This exit winds over State Route 520.
         Turn right at the stop sign onto Lake Washington Boulevard.
         Turn right onto 24th Avenue East and into the Museum Parking lot.

VISITOR INFORMATION: Open weeksdays from 11:00 am to 5:00 pm, and weekends from 10:00 am to 5:00 pm. The Montlake Bus Station is just one block from the museum. Call Metro Rider at 553-3000 for more information.

                                      CAB SERVICE:
                                  Yellow Cab: 622-6500
                                  Orange Cab: 522-8800

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                        WESTERN WIRELESS CORPORATION
                                   PROXY

                   FOR ANNUAL MEETING OF THE SHAREHOLDERS
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John W. Stanton and Alan R. Bender (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at The Museum of History and Industry, 2700 24th Avenue East, Seattle, Washington 98112, on May 20, 1999, at 9:00 a.m. (Pacific daylight time) and at any adjournments thereof.



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                                                           Please mark
                                                           your votes as  /X/
                                                           indicated in
                                                           this example
                               FOR all
                               nominees          WITHHOLD AUTHORITY To Vote
                              named below:       for all nominees named below:

1. John W. Stanton,                  / /         / /
   John L. Bunce, Jr.,
   Mitchell L. Cohen,
   Daniel J. Evans,
   Jonathan M. Nelson,
   Terence M. O'Toole.

                                                        FOR   AGAINST  ABSTAIN

2. Proposal to amend 1994 Management Incentive Stock    / /     / /      / /
   Option Plan to increase the number of shares issuable under the Plan.

3. Proposal to ratify the selection of Arthur           / /     / /      / /
   Andersen LLP as the Company's independent auditors for 1999.

4. In their discretion, the Proxies are authorized      / /     / /      / /
   to vote upon such other business as may properly come before the meeting.

               THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED. EXCEPT AS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS OF ALL NOMINEES NAMED ABOVE, FOR THE APPROVAL TO AMEND THE 1994 MANAGEMENT INCENTIVE STOCK OPTION PLAN, AND FOR RATIFICATION
               OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

               IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.



Signature_____________________________________________
Signature, if held jointly____________________________     Dated:_________, 1999

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